SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) October 17, 2000
                          IKON Office Solutions, Inc.
             (Exact name of registrant as specified in its charter)




          OHIO                       File No. 1-5964               23-0334400
     ---------------                ------------------          ---------------
      (State or other               (Commission File            (IRS Employer
      jurisdiction of               Number)                     Identification
      incorporation)                                            Number)


                 P.O. Box 834, Valley Forge, Pennsylvania 19482


       Registrant's telephone number, including area code: (610) 296-8000
                                                           --------------



                                 Not Applicable
        ----------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.
         ------------

On October 17, 2000, the Registrant issued a press release regarding anticipated results for the fourth quarter of fiscal year 2000. The Registrant's press release dated October 17, 2000 containing further detail is attached.

This Report includes information which may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include statements relating to expected fourth quarter results, including expected revenues, earnings, cash flow and debt-to-capital ratio, and the expected benefits from IKON's new product offering and its long-term strategy. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management's current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to, risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in IKON's 1999 Annual Report on Form 10-K/A filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON's current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
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c. The following  exhibits are furnished in  accordance  with the  provisions of
Item 601 of Regulation S-K:

          (99) Press Release dated October 17, 2000

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                           IKON OFFICE SOLUTIONS, INC.




                            By: /s/WILLIAM S. URKIEL
                                William S. Urkiel
                                Senior Vice President and
                                Chief Financial Officer



Dated: October 26, 2000